Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ATHLON HOLDINGS LP

This Certificate of Limited Partnership, dated July 22, 2011, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.              Name.  The name of the limited partnership is Athlon Holdings LP.

2.              Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

3.              General Partner.  The name and the business, residence or mailing address of the general partner are:

Athlon Holdings GP LLC

777 Main Street

Suite 600

Fort Worth, Texas 76102-5356

EXECUTED as of the date first written above.

ATHLON HOLDINGS LP

By:	Athlon Holdings GP LLC,
its general partner

	By:	/s/ Robert C. Reeves
Robert C. Reeves
Chief Executive Officer